UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2022, Charlotte’s Web Holdings, Inc. (the “Company”) announced the appointment of Jessica Saxton, age 35, as the Company’s Chief Financial Officer and principal accounting officer effective January 1, 2023. Ms. Saxton will replace the Company’s Executive Vice President - Chief Financial Officer, Chief Administration Officer, and principal accounting officer, Greg Gould, who will depart the Company effective December 31, 2022. Mr. Gould’s departure is not based on any disagreement with the Company’s accounting principles, practices or financial statement disclosures.

Ms. Saxton has a successful track record in developing business strategies to drive growth, having held senior finance positions with some of America’s leading companies, including Anheuser-Busch InBev, General Motors, and Owens Corning. Most recently, from February 2020 to July 2021, Ms. Saxton served as Chief Financial Officer for EverGrain Ingredients (and Board Manager for EverGrain LLC from September 20, 2020 through July 2021), which aims to revolutionize sustainable ingredients including non-GMO natural plant compounds. Prior to such role, Ms. Saxton served as Senior Director in Financial Planning & Analysis at Anheuser-Busch InBev from February 2018 to February 2020 and from February 2016 to February 2018, as Director in Treasury, where she supported the Company’s strategy, performance management, treasury, and financial planning. Earlier in her career Ms. Saxton supported M&A and other strategic initiatives for publicly listed global companies. Additionally, Ms. Saxton has served as a director at the private company, Two Row Corp. Inc., from December 2020 to July 2021.

Pursuant to the terms of her offer letter, Ms. Saxton’s base salary will be $300,000 per annum and will be subject to applicable withholding taxes. Ms. Saxton is required to relocate to Colorado by March 31, 2023 and will receive relocation assistance of up to $40,000. Prior to her relocation, Ms. Saxton will be eligible for reimbursement for travel expenses in accordance with the Company’s guidelines. Ms. Saxton will receive a signing bonus in the form of a one-time equity award of $400,000 to be awarded 25% in restricted stock units and 75% in non-qualified stock options. The awards will vest over 2 years, with 50% of the value of the award vesting on the first anniversary of the grant date and the remaining 50% of the award vesting on a quarterly basis over the second year. Ms. Saxton’s target bonus opportunity under the Company’s short term incentive plan has been set at 75% of her actual, regular earnings, subject to the Company’s discretion and the Company’s achievement of certain business targets/initiatives and individual performance. The Company’s Compensation Committee has the right to adjust or amend the short-term incentive plan at its sole discretion. Ms. Saxton is also eligible to participate in the Company’s long-term incentive program. For the 2023 and 2024 plan years, Ms. Saxton is guaranteed a $400,000 stock award to be awarded 75% in non-qualified stock options and 25% in restricted stock units. The awards will vest over 3 years, with 33% of the value of the award vesting on each anniversary of the grant date. The Compensation Committee has the right to adjust or amend eligibility and the long-term incentive plan at their sole discretion. Ms. Saxton also is entitled to participate in the Company’s benefit programs applicable generally to employees and executive officers. Such compensation and benefit plans and arrangements are described in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2022, relating to its 2022 annual general meeting.

Item 7.01	Regulation FD Disclosure.

 On December 19, 2022, the Company issued a press release announcing the appointment of Ms. Saxton as Chief Financial Officer, effective as January 1, 2023 and the departure of Mr. Gould as the Company’s Executive Vice President - Chief Financial Officer, Chief Administration Officer, and principal accounting officer, effective December 31, 2022. A copy of the press release is filed as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

(d)	Exhibits:

Exhibit No.	Description

10.1†∔	Offer Letter from Charlotte’s Web Holdings, Inc. to Jessica Saxton, dated December 7, 2022 (and accepted as of December 19, 2022).
99.1*	Press release issued by Charlotte’s Web Holdings, Inc. on December 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

† Indicates a management contract or compensatory plan or arrangement.

∔ Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

* This Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: December 21, 2022	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary